  As filed with the Securities and Exchange Commission on November 1, 1996
                                            Registration No. 333-_________

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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                  Form S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                             IOMEGA CORPORATION
                (Exact name of issuer as specified in its charter)

                  DELAWARE                        86-0385884
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)             Identification Number)


                     1821 WEST IOMEGA WAY, ROY, UTAH        84067
                (Address of Principal Executive Offices)  (Zip Code)

                          EXECUTIVE STOCK AWARD PLAN
                           (Full title of the Plan)

                           PATRICK J. RONDEAU, ESQ.
                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
         (Telephone number, including area code, of agent for service)

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                          CALCULATION OF REGISTRATION FEE

                                         Proposed maximum    Proposed maximum       Amount of
Title of securities     Amount to        offering price      aggregate offering     registration
to be registered        be Registered    per share           price                  fee

Common Stock            120,000          $0.03 1/3           $4,000                  $100 (1)
$.03 1/3 par value      shares

(1) Minimum registration fee determined pursuant to Section 6(b) of the Securities Act of 1933, as amended.

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

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to the sole participant under the Registrant's Executive Stock Award Plan (the "Plan") pursuant to Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

      (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

      (3) The description of the common stock of the Registrant, $.03 1/3 par value per share, contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr, Boston, Massachusetts. As of the date hereof, partners of Hale and Dorr own approximately 187,500 shares of Common Stock of the Registrant.

     Item 6.  INDEMNIFICATION

     Under Article Sixth of the Registrant's Restated Certificate of Incorporation and Article Fifth of the Registrant's By-Laws, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

     Section 145 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

     The Registrant has entered into indemnification agreements with each of its directors which supplement or clarify the statutory indemnity provisions of Section 145 in the following respects: (i) the presumption that the director or officer met the applicable standard of conduct is established,
(ii) the advancement of litigation expenses is provided upon request if the director or officer agrees to repay them if it is ultimately determined that he is not entitled to indemnification for them, (iii) indemnity is explicitly provided for settlements of derivative actions, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required, and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

     As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

     Item 8.  EXHIBITS

     The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.

     Item 9.  UNDERTAKINGS

          1.   The undersigned Registrant hereby undertakes

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, Utah, on the 31st day of October, 1996.

                                          IOMEGA CORPORATION



                                          By: /s/ Leonard C. Purkis
                                              ---------------------
                                              Leonard C. Purkis
                                              Senior Vice President, Finance
                                              and Chief Financial Officer


                                 POWER OF ATTORNEY

     We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Leonard C. Purkis, Donald R. Sterling and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title

/s/ Kim B. Edwards            President, Chief             October 31, 1996
-----------------------       Executive Officer and
Kim B. Edwards                Director (Principal
                              Executive Officer)

                              Senior Vice President        October 31, 1996
                              Finance and
/s/ Leonard C. Purkis         Chief Financial
-----------------------       Officer (Principal
Leonard C. Purkis             Financial and Accounting
                              Officer)

/s/ David J. Dunn             Chairman of the Board        October 31, 1996
-----------------------       of Directors
David J. Dunn

/s/ Willem H.J. Andersen      Director                     October 31, 1996
------------------------
Willem H.J. Andersen

/s/ Robert P. Berkowitz       Director                     October 31, 1996
------------------------
Robert P. Berkowitz

/s/ Michael J. Kucha          Director                     October 31, 1996
------------------------
Michael J. Kucha

/s/ John R. Myers             Director                     October 31, 1996
------------------------
John R. Myers

/s/ John E. Nolan             Director                     October 31, 1996
-------------------------
John E. Nolan

/s/ John E. Sheehan           Director                     October 31, 1996
-------------------------
The Honorable
John E. Sheehan

                              EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION
-------                        -----------
4.1 (1)      Restated Certificate of Incorporation of the Registrant

4.2 (2)      Amended and Restated By-Laws of the Registrant

4.3 (3) Rights Agreement, dated as of July 28, 1989, between the Registrant and The First National Bank of Boston, as Rights Agent

4.4 (4)      Amendment No. 1, dated September 24, 1990, to Rights
             Agreement dated as of July 28, 1989 between the Registrant and The First National Bank of Boston, as
             Rights Agent.

5.1          Opinion of Hale and Dorr

23.1         Consent of Hale and Dorr (included in Exhibit 5.1)

23.2         Consent of Arthur Andersen LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

__________________

(1) Incorporated herein by reference from the Exhibits to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-64995) filed with the Commission on January 30, 1996.

(2) Incorporated herein by reference from the Exhibits to the Registrant's Annual Report on Form 10-Q for the period ended July 4, 1993.

(3) Incorporated herein by reference from the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on August 12, 1989.

(4) Incorporated herein by reference to the Exhibits to the Registrant's Amendment No. 1 to Current Report on Form 8-K filed with the Commission on September 25, 1990.